Exhibit 99.1

SENOMYX AND FIRMENICH ANNOUNCE AMENDMENT OF THEIR

SWEET TASTE PROGRAM AGREEMENT

* Amendment extends Firmenich’s access to new innovations from the Senomyx Sweet Taste Program

* Amendment allows Senomyx to market certain sweet flavor ingredients directly to Flavor Companies & provides additional development funding commitments from Firmenich

* Senomyx & Firmenich initiate supply agreement for sweet flavor ingredients

SAN DIEGO, CA and GENEVA, SWITZERLAND— April 11, 2013 — Senomyx, Inc. (NASDAQ: SNMX), a company using proprietary taste science technologies to discover, develop, and commercialize novel flavor ingredients, and Firmenich, the world’s largest privately-owned fragrance and flavor company, announced today that the companies have amended and restated their Sweet Taste Program collaboration agreement.  The amendment extends the period of research funding from Firmenich for Senomyx’s Sweet Taste Program through July 2016.  The associated extension payment and incremental committed research and development funding will provide Senomyx with significant funding over the next several years.

The amended agreement provides that Firmenich will have exclusive rights to commercialize certain Senomyx sweet flavor ingredients discovered under the collaboration in food and select beverage product categories for a period of time.  After this initial period, Senomyx will begin selling the flavor ingredients to other flavor companies while Firmenich continues sales to food and beverage companies.  The amendment does not impact Senomyx’s other collaborative agreements regarding the use of its flavor ingredients.

Senomyx’s initiation of its new direct sales strategy is intended to accelerate the Company’s transformation into a profitable company by expanding its focus from discovery & development into commercialization.  Senomyx’s flavor ingredient portfolio will initially focus on sweet flavor modifiers, which can be used to restore the desired taste profile of products in which sucrose has been reduced.  The first product will be S9632, which Senomyx intends to sell to flavor companies for end-use in non-alcoholic and powdered beverages, with the anticipated availability of commercial quantities of S9632 by the fourth quarter of 2013.  The sweet flavor modifier S6973 will become available for sale by Senomyx for use in food and certain beverage categories at a future date.  In addition, Senomyx may also decide in the future to directly commercialize other flavor ingredients to expand its portfolio and further support the direct sales strategy.

With this renewed agreement, Firmenich continues its long-standing tradition of investing in discovery and innovation. Firmenich expects this agreement to reinforce its leadership position in taste modulation within the Flavor industry as the company offering the most advanced range of flavor modulators.  Working closely with clients and partners around the world, Firmenich remains committed to providing flavor solutions that improve the taste of food and beverages with enhanced nutritional profiles.

Concurrent with the amendment, Senomyx and Firmenich have also entered into a Supply Agreement under which Firmenich has agreed to supply Senomyx with commercial quantities of certain sweet flavor ingredients. The Supply Agreement has a term of ten years, and is exclusive through 2017.  This relationship streamlines and accelerates the launch of Senomyx’s direct sales strategy, without the Company having to incur the cost of sourcing and establishing manufacturing capabilities at this time.

“Firmenich’s extension of our agreement with Senomyx ensures our continued leadership in flavor modulation,” stated Patrick Firmenich, Chief Executive Officer of Firmenich. “The combination of our technology with the innovation from Senomyx creates a unique competitive advantage for our customers.”

“The initiation of Senomyx’s new direct sales strategy and the associated amendment of our Sweet Taste Program collaboration agreement with Firmenich provide short-term financial benefits for Senomyx and significantly increase the potential mid-to-long term revenue generated from the commercialization of our flavor ingredients.  Firmenich has been a valued partner for Senomyx, and we look forward to our expanded relationship with them as we commence this promising new strategy,” commented Kent Snyder, Chief Executive Officer of Senomyx.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is using proprietary taste science technologies to discover, develop, and commercialize novel flavor ingredients.  These include modifiers of Sweet and Salt flavors, as wells as Savory Flavors, Bitter Blockers, and Cooling Agents.  The Company is also engaged in a new effort to discover and develop natural high-potency sweeteners.  Senomyx sells its flavor ingredients directly to flavor companies.  In addition, Senomyx has collaborative agreements with global food, beverage, and ingredient supply companies, some of which are currently marketing products that contain Senomyx’s flavor ingredients.  Its corporate socially responsible activities are described on the Senomyx Cares blog at http://www.senomyx-csrblog.com/. For more information, please visit www.senomyx.com.

About Firmenich, Inc. (www.firmenich.com)

Firmenich is the world’s largest privately-owned company (No.2 worldwide) in the fragrance and flavor business. Founded in Geneva, Switzerland, in 1895, Firmenich has created many of the world’s best-known perfumes and flavors enjoyed around the world, every day. Our passion for smell and taste and a commitment to our clients lies at the heart of our success. Focused, with a long term vision, Firmenich invests around 10% of its turnover in R&D annually, reinforcing our expertise in creativity and innovation. Firmenich had an annual turnover of 2.64 billion Swiss Francs at end June 2012.  More information about Firmenich is available at www.firmenich.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Senomyx’s ability to become a profitable company; Senomyx’s ability to sell sweet and other flavor ingredients directly to flavor companies pursuant to the direct sales strategy; the anticipated timing and scope of commercial launch under the direct sales strategy of S9632 and S6973 and Senomyx’s other flavor ingredients; Senomyx’s potential for increased mid-to-long term revenue; the anticipated funding under Senomyx’s collaboration agreement with Firmenich; and the expectation that Senomyx’s supply agreement with Firmenich will streamline and accelerate the launch of the direct sales strategy. Risks that contribute to the uncertain nature of the forward-looking statements include: Senomyx has no experience in manufacturing, marketing, or selling flavor ingredients on a commercial scale and may not successfully implement its direct sales strategy; Senomyx is currently dependent on its product discovery and development collaborators for all of Senomyx’s revenue; Senomyx is currently dependent on its current and any future product discovery and development collaborators to develop, manufacture and commercialize any flavor ingredients Senomyx may discover; Senomyx may not be able to establish new collaborations or other business arrangements and/or maintain existing collaborations on acceptable terms;  large companies are typically conservative when implementing changes to their branded products, and may not begin or expand their use of Senomyx flavor ingredients when expected or at all; Senomyx or its collaborators may be unable to obtain and maintain the regulatory approvals required for novel flavor ingredients to be incorporated into products that are sold; even if Senomyx or its collaborators receive a regulatory approval and incorporate Senomyx flavor ingredients into products, those products may never be commercially successful; Senomyx flavor ingredients may not be useful or cost-effective for formulation into products; Senomyx or its collaborators may be unable to manufacture Senomyx flavor ingredients at commercial scale; Senomyx’s ability to compete in the flavor ingredients market may decline if Senomyx does not adequately protect its proprietary technologies; and Senomyx’s discovery and development programs may not be successful or result in the discovery of new flavor ingredients that are commercially viable. These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Senomyx Contact:	Firmenich Contact:
Gwen Rosenberg	Kristina Babbitt
Senomyx, Inc.	Firmenich
Vice President, Investor Relations	Manager of Global Communications, Flavors
& Corporate Communications	(609) 580-4745
(858) 646-8369	Kristina.Babbitt@firmenich.com
gwen.rosenberg@senomyx.com

####